   Exhibit 10.A

BB&T CORPORATION

Summary of Terms of Annual Non-Employee Director Option Grant Program

          Effective February 22, 2005, the Board of Directors (the “Board” or the “Board of Directors”) of BB&T Corporation (the “Corporation”) approved a director stock option grant program (the “Director Option Program”), which provides that each member of the Board of Directors of the Corporation who is not an employee of the Corporation or an affiliate on the date of grant shall be eligible to receive, and shall automatically receive, an annual grant of a nonqualified stock option (the “annual option”) for such number of whole shares of Common Stock as is determined by multiplying the value of the option (based on a Black-Scholes calculation) times the current fair market value (as determined in accordance with the BB&T Corporation 2004 Stock Incentive Plan (the “2004 Plan”)) of the Common Stock on the date of grant and dividing $30,000 by such product.

          The material terms and conditions of the Director Option Program are as follows:

•	The options shall be granted under, and in accordance with the terms of, the 2004 Plan.

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The option price for each annual option shall be the fair market value of the Common Stock, based on the closing price of the Common Stock as quoted on the New York Stock Exchange, Inc. on the last trading date immediately preceding the date of grant or otherwise determined in accordance with the fair market value provisions of the 2004 Plan.

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The date of grant shall be the date of the February Board meeting held each year in accordance with the Board’s regular meeting schedule or, if no such February Board meeting is held in any given year, the date of grant shall be the date of the first Board meeting held thereafter during such year.

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The number of shares subject to each director’s annual option shall be that number of whole shares of Common Stock as is determined by multiplying the value of the option (based on a Black-Scholes calculation) times the current fair market value of the Common Stock (as determined in accordance with the 2004 Plan) on the date of grant and dividing $30,000 by such product (with any fractional shares being eliminated).

•	The option term for each such annual option shall be 10 years.

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The option shall vest and become exercisable in installments, as follows: (i) the option shall become vested and exercisable with respect to 20% of the shares subject to the option on the first anniversary of the date of grant; and (ii) the option shall become vested and exercisable with respect to an additional 20% of the shares subject to the option on each of the second, third, fourth and fifth anniversaries of the date of grant, so that the option shall become fully vested and exercisable on the fifth anniversary of the date of grant; provided, however, that if the service of the director as a member of the Board shall terminate, then, except as otherwise provided in the form of director option agreement (the “Director Option Agreement”) adopted by the Board under the 2004 Plan and in connection with the Director Option Program, the option shall terminate with respect to any portion of the option which had not vested and become exercisable as of such date of termination of service.

10.A-1

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In the event that the director terminates service for any reason other than retirement, death or disability, then the option may be exercised, to the extent it was vested and exercisable as of the director’s date of termination of service, for a period of 30 days after the date of termination of service, and any unvested portion of the option shall immediately terminate upon the director’s termination of service.

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In the event that the director terminates service due to retirement (as determined in accordance with the retirement policies applicable to members of the Board), then the option shall become fully vested and fully exercisable as of the date of retirement and the option may be exercised in whole or in part (without regard to the installment provisions described above) for the full option term.

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In the event that the director terminates service due to disability (as determined in accordance with the disability policies applicable to members of the Board), then the option shall become fully vested and fully exercisable as of the date of termination of service due to disability and the option may be exercised in whole or in part (without regard to the installment provisions described above) for the full option term.

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In the event that the director terminates service due to death, the option shall become fully vested and fully exercisable as of the date of termination of service due to death and the option may be exercised in whole or in part (without regard to the installment provisions described above) by the director’s beneficiary for the full option term.

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The vesting and exercisability of a director option shall be accelerated in the event that a transaction deemed to involve a “change of control” (as defined in the Director Option Agreement) of the Corporation occurs.

•	The option price may be paid by the director by cash or cash equivalent or by such other means, including delivery of shares of Common Stock, as are provided in the Director Option Agreement.

10.A-2

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Any director who becomes a member of the Board during a calendar year but after the annual grant date for such year shall first be eligible for an option grant under the Director Option Program on the grant date for the following year (provided he is still in service on such grant date).

•	The establishment of the Director Option Program does not affect any director’s receipt of other compensation or benefits from the Corporation.

10.A-3